UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): August 25, 2021

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2021, PHX Minerals Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent and/or principal (“Stifel”), pursuant to which the Company may offer and sell, from time to time through Stifel, up to 3,000,000 shares (the “Shares”) of its Class A common stock, par value $0.01666 per share (the “Common Stock”).  The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3, as amended, and the related prospectus (File No. 333-249538), which was declared effective by the Securities and Exchange Commission on February 24, 2021, and a prospectus supplement dated August 25, 2021 related thereto.

Pursuant to the Sales Agreement, sales of the Shares, if any, through Stifel acting as sales agent or directly to Stifel acting as principal may be made in negotiated transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange or through an electronic communications network. If agreed to in a terms agreement, the Company may also sell Shares to Stifel as principal, at a purchase price agreed upon by Stifel and the Company. The offer and sale of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Stifel or the Company pursuant to the terms thereof.

The Company will pay Stifel a commission of 3.0% of the aggregate gross sales price from any Shares sold by Stifel, and the Company has agreed to provide Stifel with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Stifel for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the obligations of Stifel thereunder.

Because there is no minimum number of Shares required to be sold pursuant to the Sales Agreement, the actual total amount of proceeds to the Company from the sale of Shares, if any, is not determinable at this time.  The Company intends to use the net proceeds from the sale of Shares for general corporate purposes, including to fund working capital and acquisitions, primarily of mineral and royalty interests.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Company’s Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01	Regulation FD Disclosure.

 On August 25, 2021, the Company issued a press release relating to the offer and sale of the Shares pursuant to the Sales Agreement, which has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	At-The-Market Equity Offering Sales Agreement by and between PHX Minerals Inc. and Stifel, Nicolaus & Company, Incorporated, dated August 25, 2021.
5.1	Opinion of Jackson Walker L.L.P.
23.1	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1)
99.1	Press Release of PHX Minerals Inc. dated August 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	August 25, 2021